Exhibit 10.6

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS.  THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THIS WARRANT UNDER SAID ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO GULF COAST OIL CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED.

Right to Purchase Shares of

Gulf Coast Oil Corporation

(subject to adjustment as provided herein)

AMENDED AND RESTATED

COMMON STOCK PURCHASE WARRANT
No. _________________	Issue Date: Effective as of April 28, 2006

GULF COAST OIL CORPORATION, a corporation organized under the laws of the State of Delaware, hereby certifies that, for value received, LAURUS MASTER FUND, LTD., or assigns (the “Holder”), is entitled, subject to the terms set forth below, to purchase from the Company (as hereinafter defined) at any time or from time to time following payment in full of all obligations and liabilities owing by the Company to the Holder in connection with the transactions contemplated by the Securities Purchase Agreement dated as of April 28, 2006 by and between the Company and the Holder (as amended, modified and/or supplemented from time to time, the “Securities Purchase Agreement”) and the Related Agreements (as defined in the Securities Purchase Agreement) (the “Debt Repayment Date”), up to the Specified Number (as hereinafter defined) fully paid and nonassessable shares of Common Stock (as hereinafter defined), at the Exercise Price (as hereinafter defined).

This Warrant amends and restates the warrant originally issued to the Holder pursuant to the Securities Purchase Agreement (the “Original Warrant”) for the purposes of clarifying certain of the exercise provisions of the Original Warrant and the percentage of the Company’s equity into which the Original Warrant was exercisable.  All references to the “Warrant” set forth in the Securities Purchase Agreement and in each Related Agreement (as defined in the Securities Purchase Agreement) shall hereafter by deemed to refer to this Warrant.

As used herein the following terms, unless the context otherwise requires, have the following respective meanings:

(a)  The term “Common Stock” includes (i) the Company’s Common Stock, par value $.001 per share; and (ii) any other securities into which or for which any of the securities described in the preceding clause (i) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise.

(b)  The term “Company” shall include Gulf Coast Oil Corporation and any person or entity which shall succeed, or assume the obligations of, Gulf Coast Oil Corporation hereunder.

(c)  The term “Exercise Price” means a price of $.001 per share of Common Stock.

(d)  The term “Other Securities” refers to any securities of the Company or any other person (corporate or otherwise) which the holder of the Warrant at any time shall be entitled to receive, or shall have received, on the exercise of the Warrant, in lieu of or in addition to Common Stock, or which at any time shall be issuable or shall have been issued in exchange for or in replacement of Common Stock or Other Securities pursuant to Section 3 or otherwise.

(e)  the term “Record Date” means the first date on which the Company shall have received from the Holder (i) an Exercise Notice (as hereinafter defined), and (ii) payment of the Exercise Price for the number of shares of Common Stock reflected in the Exercise Notice.

(f)  The term “Specified Number” means, on any date on which the Company receives an Exercise Notice from the Holder, a number of shares of Common Stock computed using the following formula:

(AxB)-C

where (i) “A” equals 0.49, (ii) “B” equals the number of shares of Common Stock outstanding on a Fully Diluted Basis (as hereinafter defined) on the date of exercise and (iii) “C” equals the number of shares of Common Stock previously issued to the Holder in connection with partial exercises of this Warrant.  As of the date of this Warrant, this Warrant is exercisable for 961 shares of Common Stock (the “Warrant Shares”).  As used in this Warrant, the term “Fully Diluted Basis” means all outstanding Common Stock plus all Common Stock issuable on conversion or exercise of securities convertible into or exercisable for Common Stock  (including the Common Stock  issuable upon exercise of this Warrant on such date), regardless whether any payment must be made pursuant to such conversion or exercise or whether any conversion or exercise price is above or below the market price of the Common Stock .

1.  Exercise of Warrant.

1.1  Number of Shares Issuable upon Exercise.  From and after the Debt Repayment Date thereof, the Holder shall be entitled to receive, upon exercise of this Warrant in whole or in part, by delivery of an original or fax copy of an exercise notice in the form attached hereto as Exhibit A (the “Exercise Notice”) the Specified Number of shares of Common Stock of the Company, which Specified Number shall be calculated on each date that the Company receives an Exercise Notice.

1.2  Company Acknowledgment.  The Company will, at the time of the exercise of this Warrant, upon the request of the Holder hereof, acknowledge in writing its continuing obligation to afford to such Holder any rights to which such Holder shall continue to be entitled after such exercise in accordance with the provisions of this Warrant.  If the Holder shall fail to make any such request, such failure shall not affect the continuing obligation of the Company to afford to such Holder any such rights.

1.3  Trustee for Warrant Holders.  In the event that a bank or trust company shall have been appointed as trustee for the Holder of this Warrant pursuant to Subsection 3.2, such bank or trust company shall have all the powers and duties of a warrant agent (as hereinafter described) and shall accept, in its own name for the account of the Company or such successor person as may be entitled thereto, all amounts otherwise payable to the Company or such successor, as the case may be, on exercise of this Warrant pursuant to this Section 1.

1.4  Ownership.  The Holder shall be deemed a shareholder of the Company and shall be entitled to all of the rights of a shareholder as of the Record Date, without any further action on the part of the Holder or the Company.

2.  Procedure for Exercise.

2.1  Delivery of Common Stock Certificates, Etc., on Exercise.  The Company agrees that the Common Stock purchased upon exercise of this Warrant shall be deemed to be issued to the Holder as the record owner of such Common Stock as of the close of business on the Record Date.  As soon as practicable after each exercise of this Warrant and in any event within three (3) business days thereafter, the Company at its expense (including the payment by it of any applicable issue taxes) will cause to be issued in the name of and delivered to the Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct in compliance with applicable securities laws, a certificate or certificates for the number of duly and validly issued, fully paid and nonassessable shares of Common Stock (or Other Securities) to which such Holder shall be entitled on such exercise, together with any other stock or other securities and property (including cash, where applicable) to which such Holder is entitled upon such exercise pursuant to Section 1 or otherwise.  Unless this Warrant has been fully exercised for the Specified Number, a new Warrant representing the number of Warrant Shares with respect to which this Warrant shall not then have been exercised shall also be issued to the Holder as soon as practicable thereafter (but not later than three (3) business days) after such exercise.  Such warrant shall be identical to this Warrant except for the number of Warrant Shares (which will be adjusted to reflect any exercise of this Warrant).  In the event that this Warrant is fully exercised for the Specified Number on any given date, no new warrant will be issued to the Holder and its rights under this Warrant will be terminated.

2.2  Exercise.  Payment may be made in cash by wire transfer of immediately available funds or by certified or official bank check payable to the order of the Company equal to the applicable aggregate Exercise Price for the number of Warrant Shares specified in such Exercise Notice (as such exercise number shall be adjusted to reflect any adjustment in the total number of shares of Common Stock issuable to the Holder in accordance with the terms of this Warrant).

3.  Effect of Reorganization, Etc.; Adjustment of Exercise Price.

3.1  Reorganization, Consolidation, Merger, Etc.  If there occurs any capital reorganization or any reclassification of the Common Stock of the Company, the consolidation or merger of the Company with or into another person (other than a merger or consolidation of the Company in which the Company is the continuing entity and which does not result in any reorganization or reclassification of its outstanding Common Stock) or the sale or conveyance of all or substantially all of the assets of the Company to another person, then, as a condition precedent to any such reorganization, reclassification, consolidation, merger, sale or conveyance, the Holder will be entitled to receive upon surrender of the Warrant to the Company (x) to the extent there are cash proceeds resulting from the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, in exchange for such Warrant, cash in an amount equal to the cash proceeds that would have been payable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance, less the aggregate Exercise Price payable upon exercise of the Warrant, and (y) to the extent that the Holder would be entitled to receive Common Stock (or Other Securities) (in addition to or in lieu of cash in connection with any such reorganization, reclassification, consolidation, merger, sale or conveyance), the same kind and amounts of securities or other assets, or both, that are issuable or distributable to the holders of outstanding Common Stock (or Other Securities) of the Company with respect to their Common Stock (or Other Securities) upon such reorganization, reclassification, consolidation, merger, sale or conveyance, as would have been deliverable to the Holder had the Holder exercised such Warrant immediately prior to the consummation of such reorganization, reclassification, consolidation, merger, sale or conveyance less an amount of such securities having a value equal to the aggregate Exercise Price payable upon exercise of the Warrant.

3.2  Dissolution.  In the event of any dissolution of the Company following the transfer of all or substantially all of its properties or assets, the Company, concurrently with any distributions made to holders of its Common Stock, shall at its expense deliver or cause to be delivered to the Holder the stock and Other Securities and property (including cash, where applicable) receivable by the Holder of this Warrant pursuant to Section 3.1, or, if the Holder shall so instruct the Company, to a bank or trust company specified by the Holder and having its principal office in New York, NY as trustee for the Holder  (the “Trustee”).

3.3  Continuation of Terms.  Upon any reorganization, consolidation, merger or transfer (and any dissolution following any transfer) referred to in this Section 3, this Warrant shall continue in full force and effect and the terms hereof shall be applicable to the Common Stock and other securities and property receivable on the exercise of this Warrant after the consummation of such reorganization, consolidation or merger or the effective date of dissolution following any such transfer, as the case may be, and shall be binding upon the issuer of any such stock or other securities, including, in the case of any such transfer, the person acquiring all or substantially all of the properties or assets of the Company, whether or not such person shall have expressly assumed the terms of this Warrant.  In the event this Warrant does not continue in full force and effect after the consummation of the transactions described in this Section 3, then the Company’s securities and property (including cash, where applicable) receivable by the Holder of this Warrant will be delivered to the Holder or the Trustee as contemplated by Section 3.2.

4.  Certificate as to Adjustments.  In each case of any adjustment or readjustment in the Common Stock (or Other Securities) issuable on the exercise of this Warrant, the Company at its expense will promptly cause its Chief Financial Officer or other appropriate designee to compute such adjustment or readjustment in accordance with the terms of this Warrant and prepare a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (a) the consideration received or receivable by the Company for any additional shares of Common Stock (or Other Securities) issued or sold or deemed to have been issued or sold, (b) the number of shares of Common Stock (or Other Securities) outstanding or deemed to be outstanding, and (c) the number of shares of Common Stock to be received upon exercise of this Warrant, in effect immediately prior to such adjustment or readjustment and as adjusted or readjusted as provided in this Warrant.  The Company will forthwith mail a copy of each such certificate to the Holder of this Warrant and any Warrant agent of the Company (appointed pursuant to Section 9 hereof).

5.  Reservation of Stock, Etc., Issuable on Exercise of Warrant.  The Company will at all times reserve and keep available, solely for issuance and delivery on the exercise of this Warrant, shares of Common Stock (or Other Securities) from time to time issuable on the exercise of this Warrant.

6.  Assignment; Exchange of Warrant.  Subject to compliance with applicable securities laws, this Warrant, and the rights evidenced hereby, may be transferred by any registered holder hereof (a “Transferor”) in whole or in part.  On the surrender for exchange of this Warrant, with the Transferor’s endorsement in the form of Exhibit B attached hereto (the “Transferor Endorsement Form”) and together with evidence reasonably satisfactory to the Company demonstrating compliance with applicable securities laws, which shall include, without limitation, the provision of a legal opinion from the Transferor’s counsel (at the Company’s expense) that such transfer is exempt from the registration or equivalent requirements of applicable securities laws, the Company at its expense (but with payment by the Transferor of any applicable transfer taxes) will issue and deliver to or on the order of the Transferor thereof a new Warrant of like tenor, in the name of the Transferor and/or the transferee(s) specified in such Transferor Endorsement Form (each a “Transferee”), calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant so surrendered by the Transferor.  Notwithstanding the foregoing, in the event that the transfer of the Warrant to the Transferee, absent the execution of the Proxy (as defined below), would result in any interest paid to a person that is not a “United States Person” (as such term is defined in Section 7701(a)(30) of the Code (as hereinafter defined)) on the Obligations (as such term is defined in the Master Security Agreement dated April 28, 2006 among the Company, certain subsidiaries of the Company and Laurus Master Fund, Ltd., as amended, restated, modified and/or supplemented from time to time (the “Security Agreement”)) to not qualify as portfolio interest within the meaning of Section 871(h)(2) or 881(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”), as applicable, by reason of Section 871(h)(3) or 881(c)(3)(B) of the Code, as applicable, taking into account the constructive ownership rules under Section 871(h)(3)(C) of the Code, neither this Warrant nor any portion hereof may be transferred unless and until the Transferee executes a proxy in the form attached hereto as Exhibit C (the “Proxy”) and delivers the Proxy to the Company.  In such case, the Company will have no obligation to transfer the Warrant until the Proxy has been executed and delivered.

7.  Replacement of Warrant.  On receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and, in the case of any such loss, theft or destruction of this Warrant, on delivery of an indemnity agreement or security reasonably satisfactory in form and amount to the Company or, in the case of any such mutilation, on surrender and cancellation of this Warrant, the Company at its expense will execute and deliver, in lieu thereof, a new Warrant of like tenor.

8.  Maximum Exercise.  Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to exercise any portion of this Warrant in excess of that portion of this Warrant upon exercise of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unexercised portion of the Warrant or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the exercise of the portion of this Warrant with respect to which the determination of this proviso is being made, would result in beneficial ownership by the Holder and its Affiliates of any amount greater than 9.99% of the then outstanding shares of Common Stock (whether or not, at the time of such exercise, the Holder and its Affiliates beneficially own more than 9.99% of the then outstanding shares of Common Stock).  As used herein, the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the Securities Act.   For purposes of the second preceding sentence, beneficial ownership shall be determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Regulations 13D-G thereunder, except as otherwise provided in clause (1) of such sentence.  For any reason at any time, upon written or oral request of the Holder, the Company shall within one (1) business day confirm orally and in writing to the Holder the number of shares of Common Stock outstanding as of any given date.  The limitations set forth herein (x) may be waived by the Holder (i) if the Company is required to file reports with the Securities and Exchange Commission, upon provision of no less than sixty-one (61) days prior written notice to the Company, or (ii) if the Company is not required to file reports with the Securities and Exchange Commission, upon provision of not less than two (2) days prior written notice to the Company, and (y) shall automatically become null and void following notice to the Company upon the occurrence and during the continuance of an Event of Default (as defined in the Security Agreement).

9.  Warrant Agent.  The Company may, by written notice to the each Holder of the Warrant, appoint an agent for the purpose of issuing Common Stock (or Other Securities) on the exercise of this Warrant pursuant to Section 1, exchanging this Warrant pursuant to Section 6, and replacing this Warrant pursuant to Section 7, or any of the foregoing, and thereafter any such issuance, exchange or replacement, as the case may be, shall be made at such office by such agent.

10.  Transfer on the Company’s Books.  Until this Warrant is transferred on the books of the Company, the Company may treat the registered holder hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary.

11.  Rights of Shareholders.  No Holder shall be entitled to vote or receive dividends or be deemed the holder of the shares of Common Stock or any other securities of the Company which may at any time be issuable upon exercise of this Warrant for any purpose (the “Warrant Shares”), nor shall anything contained herein be construed to confer upon the Holder, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon the recapitalization, issuance of shares, reclassification of shares, change of nominal value, consolidation, merger, conveyance or otherwise) or to receive notice of meetings, or to receive dividends or subscription rights or otherwise, in each case, until the Record Date.

12.  Notices, Etc.  All notices and other communications from the Company to the Holder shall be mailed by first class registered or certified mail, postage prepaid, at such address as may have been furnished to the Company in writing by such Holder or, until any such Holder furnishes to the Company an address, then to, and at the address of, the last Holder  who has so furnished an address to the Company.

13.  Representations and Warranties.  The representations and warranties made by the Company in the Securities Purchase Agreement and each other Related Agreement (as defined in the Securities Purchase Agreement) with respect to (a) the Original Warrant, (b) the shares of stock issuable upon exercise of the Original Warrant (whether described in such manner in the Securities Purchase Agreement or as the “Warrant Shares”) and (c) the Securities (as defined in the Securities Purchase Agreement and to the extent such term, as used therein, refers to the items described in the immediately preceding clauses (a) or (b)) shall be true and correct on and as of the effective date of that certain Securities Purchase Agreement dated as of November [__], 2007, by and between the Company, the purchasers from time to time party thereto and LV Administrative Services, Inc. (as amended, restated, modified and/or supplemented from time to time), with the same effect as if such representations and warranties had been made on and as of such date, except that any such representation or warranty which was expressly made only as of a specified date need be true only as of such date.

14.  Miscellaneous.  This Warrant and any term hereof may be changed, waived, discharged or terminated only by an instrument in writing signed by the party against which enforcement of such change, waiver, discharge or termination is sought.  THIS WARRANT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.  ANY ACTION BROUGHT CONCERNING THE TRANSACTIONS CONTEMPLATED BY THIS WARRANT SHALL BE BROUGHT ONLY IN THE STATE COURTS OF NEW YORK OR IN THE FEDERAL COURTS LOCATED IN THE STATE OF NEW YORK; PROVIDED, HOWEVER, THAT THE HOLDER MAY CHOOSE TO WAIVE THIS PROVISION AND BRING AN ACTION OUTSIDE THE STATE OF NEW YORK.  The individuals executing this Warrant on behalf of the Company agree to submit to the jurisdiction of such courts and waive trial by jury.  The prevailing party shall be entitled to recover from the other party its reasonable attorneys’ fees and costs.  In the event that any provision of this Warrant is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Warrant.  The headings in this Warrant are for purposes of reference only, and shall not limit or otherwise affect any of the terms hereof.  The invalidity or unenforceability of any provision hereof shall in no way affect the validity or enforceability of any other provision hereof.  The Company acknowledges that legal counsel participated in the preparation of this Warrant and, therefore, stipulates that the rule of construction that ambiguities are to be resolved against the drafting party shall not be applied in the interpretation of this Warrant to favor any party against the other party.

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SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Company has executed this Amended and Restated Common Stock Purchase Warrant on November 20, 2007.

GULF COAST OIL CORPORATION

WITNESS: /s/ Michael Pearson
By: /s/ Edward R. DeStefano
Name: Edward R. DeStefano
Title: President

Exhibit A

FORM OF SUBSCRIPTION

(To Be Signed Only On Exercise Of Warrant)

TO:	Gulf Coast Oil Corporation

5851 San Felipe, Suite 775

Houston, Texas 77057

Attention:	Chief Financial Officer

The undersigned, pursuant to the provisions set forth in the attached Warrant (No.____), hereby irrevocably elects to purchase shares of Common Stock covered by such warrant.

The undersigned herewith makes payment of the full Exercise Price for such shares of Common Stock at the price per share provided for in such Warrant, which is $___________ in lawful money of the United States.

The undersigned requests that the certificates for such shares be issued in the name of, and delivered to ______________________________________________ whose address is ___________________________________________________________________________.

The undersigned represents and warrants that all offers and sales by the undersigned of the securities issuable upon exercise of the within Warrant shall be made pursuant to a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) or pursuant to an exemption from registration under the Securities Act.
Dated:
(Signature must conform to name of holder as specified on the face of the Warrant)

Address:

Exhibit B

FORM OF TRANSFEROR ENDORSEMENT

(To Be Signed Only On Transfer Of Warrant)

For value received, the undersigned hereby sells, assigns, and transfers unto the person(s) named below under the heading “Transferees” the right represented by the within Warrant to purchase the percentage and number of shares of Common Stock of Gulf Coast Oil Corporation into which the within Warrant relates specified under the headings “Percentage Transferred” and “Number Transferred,” respectively, opposite the name(s) of such person(s) and appoints each such person Attorney to transfer its respective right on the books of Gulf Coast Oil Corporation with full power of substitution in the premises.

Transferees	Address	Percentage Transferred	Number Transferred

Dated:
(Signature must conform to name of Holder as specified on the face of the Warrant)

Address:

Address:

SIGNED IN THE PRESENCE OF:

(Name)
ACCEPTED AND AGREED:
[TRANSFEREE]
(Name)